Exhibit 10.28

SOCIALIST REPUBLIC OF VIETNAM
Independence - Freedom - Happiness

CONTRACT FOR LEASING OFFICE
No.: 08/2008/HDTVP

Pursuant to the Civil Code No.33/2005/QH11 passed by the 11th National Assembly of the Socialist Republic of Vietnam, Section 7 in June 14th, 2005.

Pursuant to the Commercial Law No.36/2005/QH11 passed by the 11th National Assembly of the Socialist Republic of Vietnam, Section 7 in June 14th, 2005.

Pursuant to the Decision No. 9885/QD-UBND dated December 13th, 2007 from The People’s Committee of Da Nang City on establishing Da Nang Information and Communication Technology Infrastructure Development Center.

Pursuant to the Investment Licence No. 322043000100 issued by Danang Industrial and Export Processing Zone Authority, certified at first on August 20th, 2008.

Based on the Offer to lease of DOT VN Company Limited (in Danang) signed on September 18th, 2008.

Today, dated on November 17th, 2008 at the Office of Da Nang Information and Communication Technology Infrastructure Development Center, we sign the Contract for leasing office at Software Park Tower with the following contents:

I/ THE LESSOR: (PARTY A herein)

DA NANG INFORMATION AND COMMUNICATION TECHNOLOGY INFRASTRUCTURE DEVELOPMENT CENTER

Representative :	Mr. Nguyen Quang Thanh	Position : Director
	Mr. Vo Ngoc Son	Position : Accountant
Head office :	No.2 Quang Trung, Hai Chau District, Da Nang City, Viet Nam
Telephone :		- Fax:
Tax code :
Account No. :

II/ THE LESSEE: (PARTY B herein)

DOT VN COMPANY LIMITED

Representative :	Mr. Phuoc Lee Johnson	Position : Chief Executive Officer
Position :	General Director	Position : Accountant
Head office :	Slot 47, Danang Industrial Zone, Son Tra Dist, Danang, Vietnam.
Telephone :		Fax:
Tax code :
Account No. :
Passport No :	Date of issue:	Place of issue:
Cellphone :		Email:

Exhibit 10.28

CONTENT OF THE CONTRACT

Article 1: Area, Position and Duration of leasing

1.1. Area of leasing: Party A rents office ground out to Party B with an area of 95m2, position E, floor 9 of the Software Park Tower - 02 Quang Trung, Hai Chau District, Da Nang City.

1.2. Duration of leasing : 02 (two) years (as from 01/01/2009 to 31/12/2010)

Article 2: Purpose of leasing office and Operation field

- Purpose of leasing office : Operate project office to build Internet Data Center (IDC), Information and Communication Technology transaction.
- Operation field : Information and Communication Technology & Internet and specific fields registered in the Investment Licence.

Article 3: Price of leasing office and Payment method

3.1. Price of leasing office : 15.50 USD/m2/a month (not included VAT)

(In words : Fifteen US dollars and fifty cent per square meter per a month)

Price of leasing office is inclusive of the contents indicated at Item 1.2 - Article 1 and Item 5.3 - Article 5 of the contract.

3.2. Payment method:

- Payment period: Payment is made by once three months within 30 (thirty) first days of its payment period which is applied during leasing time.

- Payment method: Party B makes payment of Vietnam dong for Party A in cash or by transfer according to sale price at Joint Stock Commercial Bank for Foreign Trade of Viet Nam - Da Nang Branch at the payment time.

- Beneficiary unit:

Da Nang Information and Communication Technology Infrastructure Development Center

Head office : No.2 Quang Trung, Hai Chau, Da Nang City - Viet Nam

Account No.:

3.3. Office leasing money is as from January 01st, 2009.

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3.4. Periodic payment value:

- Value without tax for 03 months:

95 m2 x 15.50 USD/ m2/ month x 03 months	= 4,417.50 USD
- VAT ( 10%): 4,417.5 USD x 10%	= 441.75 USD
Total of payment value for 03 months	= 4,859.25 USD

( In words: Four thousand, eight hundred fifty-nine and twenty-five cent./.)

The total of periodic payment value of the Contract for every three (03) months depends on the time of payment.

Article 4: Deposit

Party B leaves a deposit to Party A equivalent to 02 (two) month-leasing money (not including VAT) in cash or by transfer . In case of Viet Nam dong deposit USD rate is counted by sale price at Joint Stock Commercial Bank for Foreign Trade of Viet Nam - Da Nang Branch at deposit time.

- Total of deposit:

15.50 USD x 95 m2 x 02 months = 2,945 USD

  (In words : Two thousand, nine hundred and fourty-five US dollar./.)

- Equivalent to Viet Nam dong : 49,602,635 VND

  (In words : Fourty-nine million, six hundred and two thousand and six hundred and thirty-five Viet Nam dong./.) )

Foreign Exchange Rate is 16,843 VND/1USD on 05/11/2008.

Article 5: Responsibilities and obligations of Party A

5.1. Handing over ground of leased office according to its area indicated at Item 1.1-Article 1 of the contract and equipments and technical material facilities installed according to party B’ leased area (Report on handing over premises/property).

5.2. Ensuring that Party B has right to use leased area.

5.3. Ensuring to provide with full utilities and services are included in leasing price following:
- Equipments is installed including: electricity, air-conditioner, loudspeaker, fire fighting and prevention.
- Ensuring to provide lighting in the Tower 24/24h exclude force majeure such as: flood, earthquake, uprising,.....
- Ensuring lighting for the whole public area.
- Maintaining system of lighting and air-condition at the leased area.
- Ensuring to supply electricity used for air-conditioner at leasing ground in the working time in according with the Tower’s regulations.

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- Installing electricity meter at regulated places.
- Installing socket of telephone and internet according to the Tower’s design and activating by the customer’s requirement.
- Ensuring elevator operation for serving customers.
- Running water of WC.
- Keeping hygiene at the public area.
- Repairing, maintaining periodically for ensuring aesthetic of the Tower and safety of Party B. Party B will be given a notice in writing before maintaining to minimize inconveniences for Party B.
- Ensuring security 24/24h, 7days/week at the public area.
- Ensuring and providing fully free for guarding vehicle for customer of Party B.
- Free guard for number of motorcycles : 06 (six) motorcycles

5.4. Utilities and services are not included in leasing price following:
- Electricity fee used by the lessee at leased area.
- Telephone cost
- Hygiene service at leased ground
- Internet cost
- Fee for guarding vehicles and insurance hat (exclude free guard for motocycles)
+ For Motorbike: 03 USD/parking bay/a month
+ For Car  : 35USD/parking lot/a month
 (The above prices do not include 10% of VAT)
- Fee for extra-time
-The other service: according to agreement (translation, secretary, administration service, etc).

5.5. Having resposibility for buying insurance during using the Tower according to law regulations.

Article 6: Responsibilities and obligations of Party B

6.1. Payment for leasing office is made fully and on schedule as Article 3 of the Contract. In case of late payment Party B must make payment of interest counted in some money of late payment according to interest rate of overdue debt stated by the Joint Stock Commercial Bank for Foreign Trade of Viet Nam - Da Nang Branch at the payment time correlative to the time of late payment . The time of late payment is not exceed by 15 (fifteen) days as from the last day of payment obligation.

6.2. Making payment of monthly service expenses such as: lighting, telephone, fee for working extra-time,etc used by Party B.

6.3. Using the leased office with right purpose and operation field at Article 2 of the Contract.

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6.4. Preservation of the interior things, equipments and technical material facilities equipped and installed at the leased area. Cost of repairing damage of equipments equipped at the leased area is paid by Party B.

6.5. Executing regulations and rules of the Tower fully (enclosing Appendix 1)

6.6. Fully executing laws of Socialist Republic of Viet Nam State.

6.7. Not allowed to transfer, sublet a part or the whole leased area to any partner.

6.8. Party B has right to extend the contract of which is informed Party A in writing.

Article 7: Validity of the Contract

The Contract for leasing office will be not valid in some following cases:

7.1 Expiration date of leasing office according to regulations at Item 1.2 of Article 1 of the contract without agreement of Party B on extending the contract or to make a new contract.

7.2 Party A unilaterally terminates the contract when Party B violates one of the items and articles of the contract such as: Article 2; Item 6.1, 6.3, 6.6 and 6.7 of Article 6; Item 8.2, 8.7, 8.11 of Article 8 of the contract.

In case of violating Item 7.2 of Article 7, Party A can not compensate for damages according to the signed contract (if any) who does not refund deposit to Party B.

Article 8: The common provisions

8.1. Two Parties undertake to carry out items and articles of the contract on co-operated, respected mind with mutual understanding. Any amendment or supplementation of the contract (if any) have to be agreed by two Parties in writing.

In the case of not carrying out commitment or either party unilaterally terminates the contract it results in a penalty of 05% (five percent) of the contract’s value total (The contract’value total is 35,340 USD not including 10% VAT)

8.2. Both Parties agree to extend the contract which is signed in writing when the contract is valid prior to 60 (sixty) days, of which renewed price of leasing is adjusted by the market and does not exceed by 10% (ten percent) of this Contract’ price of leasing.

8.3. Electricity fee is counted basing on electricity meter adding to 5% (five percent) of the line loss together with unit price of service business from Da Nang Electric Power at the payment time.

8.4. Party A will refund deposit to Party B when:

Exhibit 10.28

- The Contract for leasing office expires when two Parties carry out to sign Report on handing over premises/property who agree to liquidate to contract.

- Party B makes full payment for costs and service which Party B uses during the leasing time.

Party A refunds a deposit within 10 days as from its responsibility and obligation of finance is finished by Party B and Party B will be enjoyed demand interest rate.

8.5. Working time of the Tower :

a. From Monday to Friday : 7 a.m to 18 p.m
b. Saturday Morning  : 7 a.m to 12 a.m

8.6. In the event that Party B has demand to work extra-time, he has to make registration at reception counter before 60 (sixty) minutes and cost for extra-time has to be paid.

- Fee for extra-time working : 04 USD/an hour

8.7. Party B’s installation of information and telecommunications equipments such as: telephone exchange, recording station, broadcasting, walkie-talkie has to gain party A’s agreement.

In the event that Party B wants to install equipments and repair or renew the interior things Party B has to give notice to Party A in writing with the relevant contents: drawing, installation places, execution plan. Part A will consider and give agreement to Party B for knowing in advance in writing on the execution.

8.8. In the event that either party wants to terminate the contract before the signed duration (after 12 months of operation) its notice needs to be given to other party prior to 03 (three) months in writing. The time will be counted as from receiving its writing.

8.9 In case of the damage of equipments and properties in Party B's leased area and other areas (if any) that is defined by electricity, fire and concluded by Party B, the concerned damages will be compensated by Party B.

In case of the damage of equipments and properties in Party B's leased area that is defined by electricity, fire and concluded by outside factor (exclude Party B), the concerned damages will be compensated by Party A or insurance company .

8.10. In the case of dispute or either party’s violation of the contract two Parties will negotiate and reconcile in writing on the equal and profitable mind for dispute resolution.

If two Parties can not settle each other the dispute will be leaded to Court of Economics in Da Nang City for resolution. Decision of the Court is the highest legal one which is valid for two parties’ execution.

8.11. The Contract has not pledge and mortgage value.

The Contract is written in Vietnamese and in English, agreed and approved by two Parties which is made into 08 (eight) copies. Each Party keeps 04 (four) copies with equally legal value.

THE REPRESENTATIVE OF LESSEE (Signature and seal) /s/ Lee Johnson	THE REPRESENTATIVE OF LESSOR (Signature and seal) /s/ Nguyen Quang Thanh